Washington, D.C. 20549

            --------------------------------------------------------

                                    FORM 8-K

                                 Current report

                     Pursuant to Section 13 or 15(d) of the

                         Securities exchange Act of 1934

Date of Report (Date of earliest event reported):        November 10, 2008


                              EDD HELMS GROUP, INC.
                          (Formerly Hotelecopy, Inc.)
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               (Exact name of registrant as specified in charter)

  Florida                             0-17978                    59-2605868
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State or other jurisdiction of  (Commission File Number)    (IRS Employer
     Incorporation)                                          Identification No.)

17850 N.E. 5TH AVENUE, MIAMI, FLORIDA                               33162
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:          305/653-2520


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 7.01.        Regulation FD Disclosure

         On November 3, 2008, the Board of Directors of the Company approved a plan to reduce the number of shareholders of the Company as part of a process to permit the Company to terminate operating as a "reporting company" under the Securities Exchange Act of 1934.

         The Board of Directors unanimously approved a reverse stock split of one share for each 2,000 shares of Common Stock, presently issued and outstanding, with a cash payment of $.40 for all shares not equally divisible by 2,000. This process is expected to reduce the number of shareholders in the Company to less than 200, with all shareholders being paid $.40 per share for fractions of shares (i.e., shares presently held not divisible by 2000).

         On November 10, 2008, the Company filed a Preliminary Information Statement with the Securities and Exchange Commission. A final Information Statement will be sent to all shareholders. No proxies are being solicited as management owns in excess of 80% of the issued and outstanding Common Stock of the Company and management intends to vote in favor of the reverse stock split.

         The Board of Directors of the Company unanimously has voted to terminate reporting as a "public company" because of the disproportionate expense in remaining a "public company", compared with any benefits the Company receives as a result thereof. The Board of Directors believes that the cost to the Company to remain a "public company" would be approximately $365,000.00 a year, much of which is expected to be eliminated.

         After approval of the transaction at a meeting by the shareholders, the Company will amend its Articles of Incorporation reducing the number of its authorized shares of Common Stock and paying $.40 per share for all shares of Common Stock now issued and outstanding not divisible by 2000.

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           EDD HELMS GROUP, INC.
                                           (Formerly Hotelecopy, Inc.)

Date:  12/1/2008                    By:/s/ Dean A. Goodson
                                       Dean A. Goodson, Chief Financial Officer